                                EXHIBIT 21.1


                                SUBSIDIARIES

          Name                                 Place of Incorporation
          ----                                 ----------------------
1. Virtual Reality Laboratories, Inc.          Pennsylvania

2. Software Partners Publishing and            England and Wales
   Distribution Limited